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                                                                    EXHIBIT 10.3


                       FIRST AMENDMENT TO ALLERGAN, INC.
               SUPPLEMENTAL EXECUTIVE BENEFIT PLAN (RESTATED 1996)

The ALLERGAN, INC. SUPPLEMENTAL EXECUTIVE BENEFIT PLAN (the "Plan") is hereby amended to read as follows:

1. Section 1.3 of the Plan is amended in its entirety as follows:

                  1.3 Participation. Participation in this Plan is only open to those officers of the Sponsor who are appointed directly by the Board of Directors (any such officer shall be referred to herein as a "Designated Officer") and who (a) are not classified or paid as independent contractors (regardless of their classification for federal tax or other legal purposes) by the Sponsor and (b) do not perform services for the Sponsor pursuant to an agreement between the Sponsor and any other person including a leasing organization. Each employee of the Sponsor who is, as of the Effective Date hereof, a Designated Officer shall automatically commence participation in this Plan as of such Effective Date. Any employee of the Sponsor who becomes, subsequent to the Effective Date hereof, a Designated Officer shall automatically commence participation in this Plan as of the date such employee becomes a Designated Officer.

2. The effective date of this First Amendment shall be January 1, 1999.

         IN WITNESS WHEREOF, Allergan, Inc. hereby executes this First Amendment on the 26th day of August, 1999.

ALLERGAN, INC.


By: /s/ Francis R. Tunney, Jr.
    -----------------------------------------
    Francis R. Tunney, Jr.,
    Corporate Vice President--Administration,
    General Counsel and Secretary